UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 20, 2011

KENSINGTON LEASING, LTD.
(Name of small business issuer specified in its charter)

Nevada	000-53559	80-0214025
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1005 S. Center Street
Redlands, CA  92373
(Address of principal executive offices)

 (former name or former address, if changed since last report)

909-708-3708
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

ITEM 2.01              Completion of Acquisition or Disposition of Assets.

On May 20, 2011, Kensington Leasing, Ltd. (“we,” “us,” “our” and “Kensington”) completed its previously announced acquisition of Wikifamilies SA (“Wikifamilies”) pursuant to that certain Exchange Agreement, dated March 23, 2011, by and among Kensington, Wikifamilies, the shareholders of Wikifamilies, Malcolm Hutchinson, Robert Coleridge, Rigosa Finance Limited, and TC Holdings LLC, and certain of their affiliates, John Coleridge and Chris Dengler (the “Exchange Agreement”).  As a result, Wikifamilies became our wholly owned subsidiary. The Exchange Agreement is described in greater detail in our Current Report on Form 8-K filed on March 25, 2011.

Wikifamilies SA is a pre-revenue development stage Swiss company formed to design, develop and operate an Internet-based social media website, Wikifamilies.com, with a unique emphasis on families and new technologies.  This web-based platform is intended to enhance the ability of families to communicate and share family history and events while providing a secure location to transact family-related business matters. Wikifamilies intends to launch the website late in the second or early in the third calendar quarter of 2011.

Pursuant to the Exchange Agreement, we acquired all of the outstanding securities of Wikifamilies in exchange for 31,500,000 shares of our common stock (the “Common Stock”), resulting in the shareholders of Wikifamilies receiving Common Stock representing in the aggregate approximately 68% of the issued and outstanding shares of Common Stock as follows:

●	Malcolm Hutchinson became the beneficial owner of 38.76% of the issued and outstanding shares of Common Stock,

●	Robert Coleridge became the beneficial owner of 12.92% of the issued and outstanding shares of Common Stock,

●	John Coleridge, sole shareholder of Rigosa Finance Limited, became the beneficial owner of 3.4% of the issued and outstanding shares of Common Stock, and

●	Chris Dengler, sole equityholder of TC Holdings LLC, became the beneficial owner of 12.92% of the issued and outstanding shares of Common Stock.

Upon closing, that certain promissory note in the amount of $75,000 issued by Wikifamilies to Kensington upon signing of the Exchange Agreement was cancelled and converted to an intercompany loan.

In connection with the foregoing, Malcolm Hutchinson has been appointed as Chief Executive Officer and a director of Kensington, and Robert Coleridge has been appointed as Chief Software Officer and a director of Kensington, as discussed below under Item 5.02.  Chris Dengler has also been appointed as Chief Technology Officer.   The Exchange Agreement had originally also provided for the appointment of Mr. Dengler as a director of Kensington, but the Exchange Agreement was amended at closing to remove such requirement and to provide that Charlotte Hopkins will remain as a director of the Company.

Other than the foregoing, there are no material relationships between Wikifamilies or any of the security holders of Wikifamilies and us or any of our affiliates, or any of our directors or officers or any associate of any of our directors or officers.

The preceding summary of the Wikifamilies acquisition does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exchange Agreement, a copy of which is attached as Exhibit 2.1 to our Annual Report on Form 10-K filed by us on April 18, 2011 and incorporated herein by reference.

ITEM 3.02.             UNREGISTERED SALE OF EQUITY SECURITIES.

The information in Item 2.01 of this Report, regarding the issuance of 31,500,000 shares of the Company’s Common Stock in connection with the completion of the transactions contemplated by the Exchange Agreement is incorporated herein by reference.

Concurrently with the closing of the transactions contemplated by the Exchange Agreement, Kensington also sold to Angelique de Maison, a director and President of Kensington, 600,000 shares of Common Stock at a purchase price of $0.25 per share, pursuant to that certain Stock Purchase Agreement, dated March 23, 2011, by and between Ms. de Maison and Kensington (the “Stock Purchase Agreement”).  The Stock Purchase Agreement was described in greater detail in our current report on Form 8-K filed on March 25, 2011.

All issuances of securities pursuant to the above have been made in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D thereunder.  Each share recipient is an accredited investor. No general solicitation or advertising was used in connection with the sale of the shares, and Kensington has imposed appropriate limitations on resales.  There was no underwriter involved.

ITEM 5.01              CHANGES IN CONTROL OF REGISTRANT

The information in Item 2.01 and Item 5.02 of this Report, regarding the changes in control in connection with the completion of the transactions contemplated by the Exchange Agreement is incorporated herein by reference.

ITEM 5.02              DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As contemplated by the Exchange Agreement, effective upon the closing of the transactions contemplated by the Exchange Agreement:

●	Michael T. Ryan resigned from the Board of Directors;

●	The size of the Board of Directors was increased to 5 directors;

●	Malcolm Hutchinson and Robert Coleridge were appointed to the Board of Directors;

●	Charlotte Hopkins resigned as President but remains as a director;

●	Angelique de Maison resigned as Chief Executive Officer but remains as Chairman of the Board of Directors; and

●	Malcolm Hutchinson was appointed Chief Executive Officer and President.

Each of the foregoing director appointees will serve in the aforementioned capacities until such time as his or her successor shall be duly elected and duly qualified or until his or her earlier resignation, death or resignation.  Neither Mr. Hutchinson nor Mr. R. Coleridge will receive any compensation for his services as a director for the Company, but Mr. Hutchinson will initially receive a salary of $120,000 per year for his services to the Company as Chief Executive Officer.  Mr. R. Coleridge will not receive any compensation for his service as a director for the Company, but will initially receive a salary of $120,000 per year for his services to the Company as Chief Software Officer.

Malcolm Hutchinson. Malcolm Hutchinson, age 57, co-founded Wikifamilies SA in 2011.  He is a seasoned Australian executive and serial entrepreneur who has advised numerous companies on their internet business models and founded and co-founded a number of IT companies, including Living PlanIT SA, WISeKey SA, InfoMat Systems Pty Ltd and ITNetworks Inc. He has served as a strategist and member of the Board of Directors of Strategist Living PlanIt SA since 2007.  In addition, he served as Chairman of the Board of Directors of ITNetworks LLC from 2005 until 2007, Chief Executive Officer and member of the Board of Directors of WISeKey SA from 1999 until 2005 (as well as the Chairman of its Board of Directors from 1999 until 2002), and as a member of the Board of Directors of WiseTrust SA from 1999 until 2006.  In addition, Mr. Hutchinson served as United Nations Conference on Trade and Development (UNCTD) e-commerce specialist based in Asia from 1995 until 1999 and an Executive Consultant with Morgan & Banks Ltd. from 1994 until 1995.  Prior to that time, Mr. Hutchinson served in various executive positions for governmental organizations including the City of Kew (Melbourne Australia), IMM, City of Richmond (Melbourne Australia), and the City of Malvern (Melbourne Australia).  Mr. Hutchinson holds a Bachelor Business Studies from Royal Melbourne Institute of Technology (Majors in Law, Accountancy and Information Technology).

            Mr. Hutchinson’s entrepreneurial experience developing internet business models led to the conclusion that he should serve as a director of the Company.

Robert Coleridge.  Robert Coleridge, age 51, co-founded Wikifamilies SA in 2011.  Since June 2010, he has also served as Vice President and Chief Software Engineer of Living PlanIT.  He has also been employed as Senior Software Engineer for several software development companies, including Microsoft (1997 to 2007), AdvantageFactory LLC (January 2008 to December 2009), En2Grate Inc. (January 2009 to December 2009), and Co-Operators Life Insurance  (January 2010 to June 2010).

Mr. Coleridge’s experience as a software engineer led to the conclusion that he should serve as a director of the Company.

Item 9.01                Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

The financial statements required by this Item shall be filed in an amendment to this Current Report on Form 8-K within 71 calendar days (by August 2, 2011) after the date of the closing of the transactions contemplate by the Exchange Agreement.

(b)           Pro Forma Financial Information.

The financial statements required by this Item shall be filed in an amendment to this Current Report on Form 8-K within 71 calendar days (by August 2, 2011) after the date of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSINGTON LEASING, LTD.

	By:	/s/ Trisha Malone
Trisha Malone CFO

Dated: May 23, 2011